CONSENT OF AUTHOR

David Gaunt, P.Geo.
1020-800 West Pender Street
Vancouver, BC V6C 2V6
davidg@hdgold.com

US Securities and Exchange Commission:

"I consent to the statements attributed to me respecting the technical report entitled "Technical Report on the Campo Morado Project Preliminary Resource Estimate for the G-9 Deposit, Guerrero State, Mexico" included in the registration statement on Form 20-F filed by Farallon Resources Ltd. with the United States Securities and Exchange Commission."

I do hereby consent to the filing with the regulatory authorities.

Dated this 24th day of January 2005.

David Gaunt, P.Geo.
Senior Geologist
Hunter Dickinson Inc.